Exhibit 23.04

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 8 to the Registration Statement on Form S-1 of our report dated March 27, 2003 except for Note 10 as to which the date is August 31, 2004 relating to the financial statements of Epinions, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

October 5, 2004